Exhibit 1.1

                   AMRESCO RESIDENTIAL SECURITIES CORPORATION



                                       AND



                        MORGAN STANLEY & CO. INCORPORATED
                  As Representative of the several Underwriters



                             UNDERWRITING AGREEMENT




                                       FOR




         AMRESCO RESIDENTIAL SECURITIES CORPORATION MORTGAGE LOAN TRUST
                                     1998-3



             MORTGAGE LOAN PASS THROUGH CERTIFICATES, SERIES 1998-3

                             Class A-7 Certificates
                             Class A-8 Certificates
                             Class M-1A Certificates
                             Class M-2A Certificates
                             Class B-1A Certificates
                             Class B-1F Certificates






September 15, 1998

         AMRESCO RESIDENTIAL SECURITIES CORPORATION MORTGAGE LOAN TRUST
                                     1998-3

             MORTGAGE LOAN PASS THROUGH CERTIFICATES, SERIES 1998-3



                             UNDERWRITING AGREEMENT
                             ----------------------


                                                              September 15, 1998

Morgan Stanley & Co. Incorporated
 as Representative of the
 several Underwriters
1585 Broadway
New York, New York  10036

Dear Ladies and Gentlemen:

         AMRESCO Residential Securities Corporation (the "Depositor"), a Delaware corporation, has authorized the issuance and sale of Mortgage Loan Pass-Through Certificates, Series 1998-3, Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class A-8 (the "Class A Certificates"), Class M-1A (the "Class M-1 Certificates"), Class M-2A (the "Class M-2 Certificates" and, collectively with the Class M-1 Certificates, the "Mezzanine Certificates"), Class B-1F and Class B-1A (the "Class B-1 Certificates"), Class C-FIO and Class C-AIO Certificates (collectively, the "Class C-IO Certificates" and, collectively, with the Mezzanine Certificates and the Class B-1 Certificates, the "Subordinate Certificates") and the Class S Certificates, the Class D and the Class R Certificates (the "Retained Certificates," and, collectively with the Class A Certificates and the Subordinate Certificates, the "Certificates"), evidencing interests in a pool of fixed and adjustable rate mortgage loans (the "Mortgage Loans"). The Mortgage Loans are secured primarily by first and second deeds of trust or mortgages on one- to four-family residential properties. The Class A-7 Certificates, Class A-8 Certificates, the Mezzanine Certificates and the Class B-1 Certificates (collectively, the "Offered Certificates") will be publicly offered pursuant to the Prospectus described below. The Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-6 Certificates will be sold pursuant to a Purchase Agreement (the "Purchase Agreement") by the Depositor to the Federal Home Loan Mortgage Corporation ("Freddie Mac"), which will in turn issue pass-through certificates to be underwritten by you on the date hereof. The Class C-IO Certificates and the Retained Certificates will not be publicly offered.

         Only the Offered Certificates are being purchased by the Underwriters named in Schedule A hereto, and the Underwriters are purchasing, severally, only the Offered Certificates set forth opposite their names in Schedule A, except that the amounts purchased by the Underwriters may change in accordance with
Section X of this Agreement. Morgan Stanley & Co. Incorporated is acting as representative of the several Underwriters and, in such capacity, is hereinafter referred to as the "Representative."


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

         The Certificates will be issued under a Pooling and Servicing Agreement, dated as of September 1, 1998 (the "Pooling and Servicing Agreement") among the Depositor, AMRESCO Residential Capital Markets, Inc., as Seller (the "Seller"), as Master Servicer (the "Master Servicer") and Special Servicer ("Special Servicer"), AMRESCO Residential Mortgage Corporation, as Servicer (the "Servicer"), Freddie Mac, as Guarantor, and Norwest Bank Minnesota, National Association, as trustee (the "Trustee"). The Certificates will evidence fractional undivided interests in the trust (the "Trust"). The assets of the Trust will initially include, among other things, a pool of fixed and adjustable rate Mortgage Loans (the "Mortgage Loans") and any accounts held by the Trustee for the Trust. The Mortgage Loans will be acquired, in part, from the various Originators pursuant to the various "Transfer Agreements" as such term is defined in the Pooling and Servicing Agreement.

         The Offered Certificates are more fully described in a Registration Statement which the Depositor has furnished to the Underwriters. Capitalized terms used but not defined herein shall have the meanings given to them in the Pooling and Servicing Agreement. For purposes of this Agreement, "Business Day" means any day on which the New York Stock Exchange, Inc. is open for trading.

         SECTION I. Representations and Warranties of the Depositor. The Depositor represents and warrants to, and agrees with the Underwriters that:

         A. A Registration Statement on Form S-3 (No. 333-30759) has (i) been prepared by the Depositor in conformity with the requirements of the Securities Act of 1933, as amended (the "Securities Act"), and the rules and regulations (the "Rules and Regulations") of the United States Securities and Exchange Commission (the "Commission") thereunder, (ii) been filed with the Commission and (iii) become effective under the Securities Act. Copies of such Registration Statement have been delivered by the Depositor to the Representative. As used in this Agreement, "Effective Time" means the date and the time as of which such Registration Statement, or the most recent post-effective amendment thereto, if any, was declared effective by the Commission; "Effective Date" means the date of the Effective Time; "Registration Statement" means such registration statement, at the Effective Time, including any documents incorporated by reference therein at such time; "Basic Prospectus" means such final prospectus dated September 4, 1997; and "Prospectus Supplement" means the final prospectus supplement relating to the Offered Certificates, to be filed with the Commission pursuant to paragraphs (2), (3) or (5) of Rule 424(b) of the Rules and Regulations. "Prospectus" means the Basic Prospectus together with the Prospectus Supplement. Reference made herein to the Prospectus shall be deemed to refer to and include any documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act as of the date of the Prospectus, any reference to any amendment or supplement to the Prospectus shall be deemed to refer to and include any document filed under the Securities Exchange Act of 1934 (the "Exchange Act") after the date of the Prospectus and incorporated by reference in the Prospectus, and any reference to any amendment to the Registration Statement shall be deemed to include any report of the Depositor filed with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act after the Effective Time that is incorporated by reference in the Registration Statement. The Commission has not issued any order preventing or suspending the use of the Prospectus. There are no contracts or documents of the Depositor which are required to be filed as exhibits to the Registration Statement pursuant to the Securities Act or the Rules and Regulations which have


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

not been so filed or incorporated by reference therein on or prior to the Effective Date of the Registration Statement other than such documents or materials, if any, as any Underwriter delivers to the Depositor pursuant to
Section VIII D hereof for filing on Form 8-K.

         B. The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement or the Prospectus will, when they become effective or are filed with the Commission, as the case may be, conform in all respects to the requirements of the Securities Act and the Rules and Regulations. The Registration Statement, as of the Effective Date thereof and of any amendment thereto, did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus as of its date, and as amended or supplemented as of the Closing Date does not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Registration Statement or the Prospectus in reliance upon and in conformity with written information furnished to the Depositor in writing by the Underwriters expressly for use therein.

         C. The documents incorporated by reference in the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and any further documents so filed and incorporated by reference in the Prospectus, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided that no representation is made as to documents deemed to be incorporated by reference in the Prospectus as the result of filing a Form 8-K at the request of the Underwriters except to the extent such documents reflect information furnished by the Depositor to the Underwriters for the purpose of preparing such documents.

         D. Since the respective dates as of which information is given in the Prospectus, there has not been any material adverse change, or any development involving a prospective material adverse change, in the general affairs, management, financial condition, or results of operations of the Depositor, otherwise than as set forth or contemplated in the Prospectus as supplemented or amended as of the Closing Date.

         E. The Depositor has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation, is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which its ownership or lease of property or the conduct of its business requires such qualification, and has all power and authority necessary to own or hold its properties, to conduct the business in which it is engaged and to enter into and perform its obligations under this Agreement, the Pooling and

Servicing Agreement and the Purchase Agreement (collectively, the "Depositor Agreements") and to cause the Certificates to be issued.

         F. There are no actions, proceedings or investigations pending with respect to which the Depositor has received service of process before or threatened by any court, administrative agency or other tribunal to which the Depositor is a party or of which any of its properties is the subject (a) which if determined adversely to the Depositor would have a material adverse effect on the business or financial condition of the Depositor, (b) asserting the invalidity of the Depositor Agreements or the Certificates, (c) seeking to prevent the issuance of the Certificates or the consummation by the Depositor of any of the transactions contemplated by the Depositor Agreements, (d) which might individually or in the aggregate materially and adversely affect the performance by the Depositor of its obligations under, or the validity or enforceability of, the Depositor Agreements or the Certificates or (e) which might adversely affect the federal income tax attributes of the Certificates as described in the Prospectus.

         G. This Agreement has been, and the other Depositor Agreements, when executed and delivered as contemplated hereby, will have been, duly authorized, executed and delivered by the Depositor, and this Agreement constitutes, and the other Depositor Agreements when executed and delivered as contemplated hereby, will constitute, legal, valid and binding instruments enforceable against the Depositor in accordance with their respective terms, subject as to enforceability to (x) applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws affecting creditors' rights generally, (y) general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law), and (z) with respect to rights of indemnity under this Agreement, limitations of public policy under applicable securities laws.

         H. The execution, delivery and performance of the Depositor Agreements by the Depositor and the consummation of the transactions contemplated hereby and thereby, compliance with the provisions thereof, and the issuance and delivery of the Certificates do not and will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Depositor is a party, by which the Depositor is bound or to which any of the properties or assets of the Depositor or any of its subsidiaries is subject, which breach or violation would have a material adverse effect on the business, operations or financial condition of the Depositor, nor will such actions result in any violation of the provisions of the articles of incorporation or by-laws of the Depositor (which breach or violation would have a material adverse effect on the business, operations or financial condition of the Depositor), or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Depositor or any of its properties or assets. The Depositor is not a party to, bound by, or in breach or violation of, any indenture or other agreement or instrument, or subject to or in violation of any statute, order, rule or regulation of any court, governmental agency or body or other tribunal having jurisdiction over the Depositor, which materially and adversely affects, or is reasonably likely in the future to materially and adversely affect, (i) the ability of the Depositor to perform its obligations under the Depositor Agreements or (ii) the business, operations, results of operations, financial position, income, properties or assets of the Depositor.


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

         I. The Depositor has no reason to know that Deloitte & Touche, LLP are not independent public accountants with respect to the Depositor as required by the Securities Act and the Rules and Regulations.

         J. The direction by the Depositor to the Trustee to execute, authenticate, issue and deliver the Certificates has been duly authorized by the Depositor, and assuming the Trustee has been duly authorized to do so, when executed, authenticated, issued and delivered by the Trustee in accordance with the Pooling and Servicing Agreement, the Certificates will be validly issued and outstanding and will be entitled to the benefits provided by the Pooling and Servicing Agreement.

         K. No consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body of the United States is required for the issuance of the Certificates and the sale of the Offered Certificates to the Underwriters, or the consummation by the Depositor of the other transactions contemplated by the Depositor Agreements, except such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Offered Certificates by the Underwriters or as have been obtained.

         L. The Depositor possesses all material licenses, certificates, authorities or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct the business now conducted by it and as described in the Prospectus, and there are no proceedings pending with respect to which the Depositor has received service of process or, to the best knowledge of the Depositor threatened, relating to the revocation or modification of any such license, certificate, authority or permit which if decided adversely to the Depositor would, singly or in the aggregate, materially and adversely affect the conduct of its business, operations or financial condition.

         M. At the time of execution and delivery of the Pooling and Servicing Agreement, the Depositor will: (i) have good title to the Mortgage Loans conveyed by the Seller, free and clear of any lien, mortgage, pledge, charge, encumbrance, adverse claim or other security interest (collectively, "Liens");
(ii) not have assigned to any person any of its right or title in the Mortgage Loans, in the Pooling and Servicing Agreement or in the Certificates being issued pursuant thereto; and (iii) have the power and authority to sell its interest in the Mortgage Loans to the Trustee and to sell the Offered Certificates to the Underwriters. Upon execution and delivery of the Pooling and Servicing Agreement by the Trustee, the Trustee will have acquired beneficial ownership of all of the Depositor's right, title and interest in and to the Mortgage Loans. Upon delivery to the Underwriters of the Offered Certificates, the Underwriters will have good title to the Offered Certificates, free of any Liens.

         N. As of the Closing Date, each of the Mortgage Loans will meet the eligibility criteria described in the Prospectus and will conform to the descriptions thereof contained in the Prospectus.

         O. Neither the Depositor nor the Trust is an "investment company" within the meaning of such term under the Investment Company Act of 1940 and the rules and regulations of the Commission thereunder (the "1940 Act").

         P. At the Closing Date, the Offered Certificates and the Pooling and Servicing Agreement will conform in all material respects to the descriptions thereof contained in the Prospectus.

         Q. At the Closing Date, the Class A Certificates shall have been rated in the highest rating category by Moody's Investors Service, Inc. ("Moody's") and Fitch IBCA, Inc. ("Fitch"). In addition, the Class M-1, Class M-2 and Class B-1 Certificates shall receive ratings of at least "Aa2," "A2" and "Baa3," respectively from Moody's and at least "AA," "A" and "BBB," respectively, from Fitch.

         R. Any taxes, fees and other governmental charges in connection with the execution, delivery and issuance of the Depositor Agreements and the Certificates have been paid or will be paid at or prior to the Closing Date.

         S. At the Closing Date, each of the representations and warranties of the Depositor set forth in the Pooling and Servicing Agreement will be true and correct in all material respects.

         T. The transfer of the Mortgage Loans to the Trust at the Closing Date will be treated by the Depositor for financial accounting and reporting purposes as a sale of assets and not as a pledge of assets to secure debt.

         U. The Depositor is not aware of (i) any request by the Commission for any further amendment of the Registration Statement or the Prospectus or for any additional information, or (ii) any notification with respect to the suspension of the qualification of the Certificates for sale in any jurisdiction or the initiating or threatening of any proceeding for such purpose.

         V. The Pooling and Servicing Agreement is not required to be qualified under the Trust Indenture Act of 1939, as amended (the "1939 Act").

         Any certificate signed by an officer of the Depositor and delivered to the Representative or counsel for the Representative in connection with an offering of the Offered Certificates shall be deemed, and shall state that it is, a representation and warranty as to the matters covered thereby to each person to whom the representations and warranties in this Section I are made.

         SECTION II. Purchase and Sale. The commitment of the Underwriters to purchase the Offered Certificates pursuant to this Agreement shall be deemed to have been made on the basis of the representations and warranties herein contained and shall be subject to the terms and conditions herein set forth. The Depositor agrees to instruct the Trustee to issue the Offered Certificates and agrees to sell to the Underwriters, and the Underwriters agree (except as provided in Sections X and XI hereof) severally and not jointly to purchase from the Depositor the aggregate initial principal amounts or percentage interests of the Offered Certificates set forth opposite their names on Schedule A, at the purchase price or prices set forth in Schedule A.

         SECTION III. Delivery and Payment. Delivery of and payment for the Offered Certificates to be purchased by the Underwriters shall be made at offices of AMRESCO, Inc. in Dallas, Texas, or at such other place as shall be agreed upon by the Representative and the Depositor at 10:00 A.M. central standard time on September 29, 1998 or at such other time or date as shall be agreed upon in writing by the Representative and the Depositor (such date being


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

referred to as the "Closing Date"). Payment shall be made to the Depositor by wire transfer of same day funds payable to the account of the Depositor. Delivery of the Offered Certificates shall be made to the Representative for the accounts of the Underwriters against payment of the purchase price thereof. The Certificates shall be in such authorized denominations and registered in such names as the Underwriters may request in writing at least two Business Days prior to the Closing Date. The Offered Certificates will be made available for examination by the Representative no later than 2:00 p.m. eastern time on the first Business Day prior to the Closing Date.

         SECTION IV. Offering by the Underwriters.

         A. It is understood that, subject to the terms and conditions hereof, the Underwriters propose to offer the Offered Certificates for sale to the public as set forth in the Prospectus.

         B. It is understood that the Underwriters may prepare and provide to prospective investors certain Computational Materials and ABS Term Sheets (as defined below) in connection with the offering of the Offered Certificates, subject to the following conditions:

                  1. In connection with the use of Computational Materials, the Underwriters shall comply with all applicable requirements of the No-Action Letter, dated May 20, 1994, issued by the Division of Corporation Finance of the Commission to Kidder, Peabody Acceptance Corporation I, Kidder, Peabody & Co. Incorporated and Kidder Structured Asset Corporation, as made applicable to other issuers and underwriters by the Division of Corporation Finance of the Commission in response to the request of the Public Securities Association ("PSA"), dated May 23, 1994 (collectively, the "Kidder/PSA Letters"), as well as the PSA Letter referred to below. In connection with the use of ABS Term Sheets, the Underwriters shall comply with all applicable requirements of the No-Action Letter, dated February 17, 1995, issued by the Division of Corporation Finance to the Commission to PSA (the "PSA Letter" and, together with the Kidder/PSA Letters, the "No-Action Letters").

                  2. The term "Computational Materials" as used herein shall have the meaning given to such term in the No-Action Letters, but shall include only those Computational Materials that have been prepared or delivered to prospective investors by or at the direction of the Underwriters. The terms "ABS Term Sheets," "Collateral Term Sheets" and "Structural Term Sheets" as used herein shall have the meanings given to such terms in the PSA Letter, but shall include only those ABS Term Sheets, Collateral Term Sheets or Structural Term Sheets that have been prepared or delivered to prospective investors by or at the direction of the Underwriters.

                  3. All Computational Materials and ABS Term Sheets provided to prospective investors that are required to be filed pursuant to the No-Action Letters shall bear a legend on each page in a form previously agreed upon by the Depositor and the Underwriters.

                  4. Any Computational Materials and ABS Term Sheets are subject to review by and approval of the Depositor prior to their distribution to any prospective investors


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

                  and a copy of such Computational Materials and ABS Term Sheets as are delivered to prospective investors shall, in addition to the foregoing delivery requirements, be delivered to the Depositor simultaneously with delivery to prospective investors.

                  5. The Underwriters shall provide to the Depositor, for filing on Form 8-K as provided in Section V.M, copies (in such format as required by the Depositor) of all Computational Materials and ABS Term Sheets that are required to be filed with the Commission pursuant to the No-Action Letters. Each delivery of Computational Materials or ABS Term Sheets to the Depositor pursuant to this paragraph shall be effected by delivering a copy of such material to counsel for the Depositor on behalf of the Depositor and one copy of such materials to the Depositor. The Underwriters may provide copies of the foregoing in a consolidated or aggregate form that includes all information required to be filed. All Computational Materials and ABS Term Sheets described in this Section must be provided to the Depositor not later than 10:00 a.m., New York time, on the Business Day before the date on which filing thereof is required pursuant to the terms of this Agreement. Each Underwriter agrees that it will not provide to any investor or prospective investor in the Offered Certificates any Computational Materials or ABS Term Sheets on or after the day on which Computational Materials and ABS Term Sheets are required to be provided to the Depositor pursuant to this Section (other than copies of Computational Materials or ABS Term Sheets previously submitted to the Depositor in accordance with this Section for filing pursuant to Section V.M), unless such Computational Materials or ABS Term Sheets are preceded or accompanied by the delivery of a Prospectus to such investor or prospective investor.

                  6. All information included in the Computational Materials and ABS Term Sheets shall be generated based on substantially the same methodology and assumptions that are used to generate the information in the Prospectus Supplement as set forth therein; provided, however, that the Computational Materials and ABS Term Sheets may include information based on alternative methodologies or assumptions specified therein. If any Computational Materials or ABS Term Sheets that are required to be filed were based on assumptions with respect to the Mortgage Loans that are incorrect, that differ from the final information about the Mortgage Pool in any material respect or on Certificate structuring terms that were revised in any material respect prior to the printing of the Prospectus, to the extent the Prospectus Supplement does not specifically correct such inaccuracies, the Underwriters shall prepare revised Computational Materials or ABS Term Sheets, as the case may be, based on the final information about the Mortgage Pool and structuring assumptions, circulate such revised Computational Materials or ABS Term Sheets, as the case may be, to all recipients of the preliminary versions thereof that indicated orally to an Underwriter that they would purchase all or any portion of the Offered Certificates and include such revised Computational Materials or ABS Term Sheets (marked "as revised") in the materials delivered to the Depositor pursuant to IV.B.5.

                  7. The Depositor shall not be obligated to file any Computational Materials or ABS Term Sheets that (i) in the reasonable determination of the Depositor and the Underwriters and their respective counsel are not required to be filed pursuant to the No-Action Letters or (ii) have been determined to contain any material error or omission, provided that, at the request of an Underwriter, the Depositor will file Computational Materials or ABS Term Sheets that contain a material error or omission if clearly marked "superseded by materials dated _____________" and accompanied by corrected Computational Materials or ABS Term Sheets that are marked "material previously dated __________________, as corrected." In the event that at any time when a prospectus relating to the Offered Certificates is required to be delivered under the Securities Act, any Computational Materials or ABS Term Sheets are determined, in the reasonable judgment of the Depositor or the Underwriters to contain a material error or omission, the applicable Underwriter shall prepare a corrected version of such Computational Materials or ABS Term Sheets, shall circulate such corrected version of such Computational Materials or ABS Term Sheets to all recipients of the prior version thereof that either indicated orally to such Underwriter that they would purchase all or any portion of the Offered Certificates, or actually purchased all or any portion thereof, and shall deliver copies of such Computational Materials or ABS Term Sheets (marked "as corrected") to the Depositor for filing with the Commission is a subsequent Form 8-K submission (subject to the Depositor's obtaining an accountant's comfort letter in respect of such corrected Computational Materials or ABS Term Sheets, which shall be at the expense of the applicable Underwriter or Underwriters).

         C. Each Underwriter represents and warrants and agrees with the Depositor that, as of the date hereof and as of the Closing Date, that: (i) the Computational Materials and ABS Term Sheets furnished to the Depositor pursuant to Section IV.B.5 constitute (either in original, aggregated or consolidated form) all of the materials furnished to prospective investors by the Underwriter prior to the time of delivery thereof to the Depositor that are required to be filed with the Commission with respect to the Offered Certificates in accordance with the No-Action Letters, and such Computational Materials and ABS Term Sheets comply with the requirements of the No-Action Letters; (ii) on the date any such Computational Materials and ABS Term Sheets with respect to such Certificates (or any written or electronic materials furnished to prospective investors on which the Computational Materials and ABS Term Sheets are based) were last furnished to each prospective investor and on the date of delivery thereof to the Depositor pursuant to Section IV.B.5 and on the related Closing Date, such Computational Materials and ABS Terms Sheets (or materials) were accurate in all material respects when read in conjunction with the Prospectus (taking into account the assumptions explicitly set forth in the Computational Materials), except to the extent of any errors therein that are caused by errors in the Mortgage Pool information provided to the Underwriters by the Depositor; (iii) the Underwriters have not and will not represent to potential investors that any Computational Materials or ABS Term Sheets were prepared or disseminated on behalf of the Depositor; and (iv) all Computational Materials and ABS Term Sheets (or underlying materials distributed to prospective investors on which the Computational Materials and ABS Term Sheets were based) contained and will contain the legend in the form previously agreed upon by the Depositor and the Underwriters as required by Section IV.B.3.

         Notwithstanding the foregoing, the Underwriters make no representation or warranty as to whether any Computational Materials or ABS Term Sheets (or any written or electronic materials furnished to prospective investors on which the Computational Materials or ABS Term Sheets are based) included or will include any inaccurate statement resulting directly from any error contained in the Mortgage Pool information provided to the Underwriters by the Depositor.

         D. If an Underwriter does not provide any Computational Materials or ABS Term Sheets to the Depositor pursuant to Section IV.B.4, the Underwriter shall be deemed to have represented, as of the Closing Date, that it did not provide any prospective investors with any information in written or electronic form in connection with the offering of the Offered Certificates that is required to be filed with the Commission in accordance with the No-Action Letters.

         SECTION V. Covenants of the Depositor. The Depositor agrees as follows:

         A. To prepare the Prospectus in a form approved by the Underwriters and to file such Prospectus pursuant to Rule 424(b) under the Securities Act not later than the Commission's close of business on the second Business Day following the availability of the Prospectus to the Underwriters; to make no further amendment or any supplement to the Registration Statement or to the Prospectus prior to the Closing Date except as permitted herein; to advise the Underwriters, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective prior to the Closing Date or any supplement to the Prospectus or any amended Prospectus has been filed prior to the Closing Date and to furnish the Underwriters with copies thereof; to file promptly all reports and any definitive proxy or information statements required to be filed by the Depositor with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and, for so long as the delivery of a prospectus is required in connection with the offering or sale of the Offered Certificates; to promptly advise the Underwriters of its receipt of notice of the issuance by the Commission of any stop order or of: (i) any order preventing or suspending the use of the Prospectus; (ii) the suspension of the qualification of the Offered Certificates for offering or sale in any jurisdiction; (iii) the initiation of or threat of any proceeding for any such purpose; (iv) any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information. In the event of the issuance of any stop order or of any order preventing or suspending the use of the Prospectus or suspending any such qualification, the Depositor promptly shall use its best efforts to obtain the withdrawal of such order by the Commission.

         B. To furnish promptly to the Underwriters and to counsel for the Underwriters a signed copy of the Registration Statement as originally filed with the Commission, and of each amendment thereto filed with the Commission, including all consents and exhibits filed therewith.

         C. To deliver promptly to the Underwriters such number of the following documents as the Underwriters shall reasonably request: (i) conformed copies of the Registration Statement as originally filed with the Commission and each amendment thereto (in each case including exhibits); (ii) the Prospectus and any amended or supplemented Prospectus; and (iii) any document incorporated by reference in the Prospectus (including exhibits thereto). If the delivery of a prospectus is required at any time prior to the expiration of nine months after the Effective Time in connection with the offering or sale of the Offered Certificates, and if at such time any events shall have occurred as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Securities Act or the Exchange Act, the Depositor shall notify the Underwriters and, upon any Underwriter's request, shall file such document and prepare and furnish without charge to the Underwriters and to any dealer in securities as many copies as the Underwriters may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which corrects such statement or omission or effects such compliance, and in case the Underwriters are required to deliver a Prospectus in connection with sales of any of the Offered Certificates at any time nine months or more after the Effective Time, upon the request of an Underwriter but at its expense, the Depositor shall prepare and deliver to such Underwriter as many copies as such Underwriter may reasonably request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Securities Act. If such amendment or supplement to the Prospectus is required to be contained in a post-effective amendment to the Registration Statement, the Depositor will use its best efforts to cause such amendment of the Registration Statement to be made effective as soon as possible.

         D. To file promptly with the Commission any amendment to the Registration Statement or the Prospectus or any supplement to the Prospectus that may, in the judgment of the Depositor or the Underwriters, be required by the Securities Act or requested by the Commission.

         E. To furnish the Underwriters and counsel for the Underwriters, prior to filing with the Commission, and to obtain the consent of the Underwriters for the filing of the following documents relating to the Certificates: (i) amendment to the Registration Statement or supplement to the Prospectus, or document incorporated by reference in the Prospectus, or (ii) Prospectus pursuant to Rule 424 of the Rules and Regulations.

         F. To make generally available to holders of the Offered Certificates as soon as practicable, but in any event not later than 90 days after the close of the period covered thereby, a statement of earnings of the Trust (which need not be audited) complying with Section 11(a) of the Securities Act and the Rules and Regulations (including, at the option of the Depositor, Rule 158) and covering a period of at least twelve consecutive months beginning not later than the first day of the first fiscal quarter following the Closing Date.

         G. To use its best efforts, in cooperation with the Underwriters, to qualify the Offered Certificates for offering and sale under the applicable securities laws of such states and other jurisdictions of the United States or elsewhere as the Underwriters may designate, and maintain or cause to be maintained such qualifications in effect for as long as may be required for the distribution of the Offered Certificates. The Depositor will file or cause the filing of such statements and reports as may be required by the laws of each jurisdiction in which the Offered Certificates have been so qualified.

         H. So long as the Offered Certificates shall be outstanding, and pursuant to the Pooling and Servicing Agreement, the Depositor shall cause the Trustee or the Master Servicer, as soon as such statements are furnished to the Trustee or the Master Servicer, as applicable, to deliver to the Underwriters the following documents: (i) the annual statement as to compliance delivered to the Trustee pursuant to Section
8.16 of the Pooling and Servicing Agreement; (ii) the annual statement of a firm of independent public accountants furnished to the Trustee pursuant to Section
8.17 of the Pooling and Servicing Agreement; (iii) the Servicer's Monthly Servicing Reports furnished by each Servicer to the Master Servicer pursuant to
Section 8.29(a) of the Pooling and Servicing Agreement, (iv) the Aggregate Monthly Servicing Report furnished by the Master Servicer to the Trustee pursuant to Section 8.29(g) of the Pooling and Servicing Agreement; (v) the monthly reports furnished to the Owners of the Offered Certificates pursuant to
Section 7.09 of the Pooling and Servicing Agreement; and (vi) from time to time, any other information concerning the Trust filed with any government or regulatory authority that is otherwise publicly available, as the Representative may reasonably request.

         I. To apply the net proceeds from the sale of the Offered Certificates in the manner set forth in the Prospectus.

         J. During a period of seven calendar days from the Closing Date, neither the Depositor nor any trust established, directly or indirectly, by the Depositor will, without the Representative's prior written consent (which consent shall not be unreasonably withheld), offer or sell mortgage pass-through certificates backed by mortgage loans, except pursuant to this Agreement and the Purchase Agreement.

         K. The Depositor will enter into the applicable agreements, to which it is a party pursuant to the Pooling and Servicing Agreement, on or prior to the Closing Date.

         L. To cause any Computational Materials with respect to the Certificates that are delivered to the Depositor as provided in Section IV.B.5 to be filed with the Commission on a Current Report on Form 8-K at or before the time of filing of the Prospectus pursuant to Rule 424(b) under the Securities Act; to cause any ABS Term Sheets with respect to the Certificates that are delivered to the Depositor as provided in Section IV.B.5 to be filed with the Commission on one or more Current Reports on Form 8-K (i) at or before the time of filing of the Prospectus pursuant to Rule 424(b) of the Rules and Regulations in the case of Structural Term Sheets, and (ii) within two Business Days of first use in the case of Collateral Term Sheets. Prior to any such filing of Computational Materials or ABS Term Sheets (other than any Collateral Term Sheets that are not based on Mortgage Pool information provided to the Underwriters by the Depositor) by the Depositor, however, the Underwriters must comply with their obligations pursuant to Section IV.B and the Depositor must receive a letter from independent, certified public accountants, satisfactory in form and substance to the Depositor and its counsel, to the effect that such accountants have performed certain specified procedures, all of which have been agreed to by the Depositor, as a result of which they determined that all information that is included in the Computational Materials and ABS Term Sheets (if any) provided by the Underwriters to the Depositor for filing on Form 8-K, as provided in Section IV.B and this Section V.M, is accurate except as to such matters that are not deemed by the Depositor to be material. The Depositor shall file any corrected Computational Materials or ABS Term Sheets described in
Section IV.B.7 as soon as practicable following receipt thereof.

         M. To prepare the Information Circular relating to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-6 Certificates (the "Information Circular") in a form approved by the Underwriters.

         SECTION VI. Conditions to the Underwriters' Obligations. The obligations of the Underwriters to purchase the Offered Certificates pursuant to this Agreement are subject to: (i) the accuracy on and as of the Closing Date of the representations and warranties on the part of the Depositor herein contained (including those representations and warranties set forth in the Pooling and Servicing Agreement and incorporated herein); (ii) the performance by the Depositor of all of its obligations hereunder; (iii) the accuracy of the statements of the Depositor made in any certificate or other document delivered pursuant to the provisions hereof; and (iv) the following conditions as of the Closing Date:

         A. The Underwriters shall have received confirmation of the effectiveness of the Registration Statement. No stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission. Any request of the Commission for inclusion of additional information in the Registration Statement or the Prospectus shall have been complied with. The Prospectus shall have been filed pursuant to Rule 424(b).

         B. The Underwriters shall not have discovered and disclosed to the Depositor on or prior to the Closing Date that the Registration Statement or the Prospectus or any amendment or supplement thereto contains an untrue statement of a fact or omits to state a fact which, in the opinion of Dewey Ballantine LLP, counsel for the Underwriters, is material and is required to be stated therein or is necessary to make the statements therein not misleading.

         C. All corporate proceedings and other legal matters relating to the authorization, form and validity of the Depositor Agreements, the Certificates, the Registration Statement and the Prospectus, and all other legal matters relating to the Depositor Agreements and the transactions contemplated hereby shall be satisfactory in all respects to counsel for the Underwriters, and the Depositor shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters. The Representative shall have received the Depositor Agreements and the Offered Certificates in form and substance satisfactory to the Representative, duly executed by all signatories required pursuant to the respective terms thereof.

         D. Arter & Hadden LLP shall have furnished to the Underwriters their written opinion, as counsel to the Depositor, addressed to the Underwriters and dated the Closing Date, in form and substance satisfactory to the Underwriters, to the effect that:

                  1. The conditions to the use by the Depositor of a registration statement on Form S-3 under the Securities Act, as set forth in the General Instructions to Form S-3, have been satisfied with respect to the Registration Statement and the Prospectus.

                  2. The Registration Statement and any amendments thereto have become effective under the 1933 Act; to the best of such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and not withdrawn and no proceedings for that purpose have been instituted or threatened and not terminated; and the Registration Statement, the Prospectus and each amendment or supplement thereto, as of their respective effective or issue dates (other than the financial and statistical information contained therein, as to which such counsel need express no opinion), complied as to form in all material respects with the applicable requirements of the 1933 Act and the rules and regulations thereunder, and such counsel does not know of any amendment to the Registration Statement required to be filed.

                  3. There are no material contracts, indentures or other documents of a character required to be described or referred to in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement other than those described or referred to therein or filed or incorporated by reference as exhibits thereto.

                  4. The statements set forth in the Basic Prospectus under the captions "Description of The Securities" and in the Prospectus Supplement under the captions "Description of The Offered Certificates" and "The Pooling and Servicing Agreement," to the extent such statements purport to summarize certain provisions of the Offered Certificates or of the Pooling and Servicing Agreement, are fair and accurate in all material respects.

                  5. The statements set forth in the Basic Prospectus and the Prospectus Supplement under the captions "ERISA Considerations," "Certain Federal Income Tax Consequences," "Legal Investment Matters" and, "Certain Legal Aspects of the Mortgage Assets" to the extent that they constitute matters of federal law, provide a fair and accurate summary of such law or conclusions.

                  6. The Pooling and Servicing Agreement conforms in all material respects to the description thereof contained in the Prospectus and the Pooling and Servicing Agreement is not required to be qualified under the 1939 Act, and the Trust is not required to be registered under the 1940 Act.

                  7. Neither the Depositor nor the Trust is an "investment company" or under the "control" of an "investment company" as such terms are defined in the 1940 Act.

                  8. Assuming that (a) the Trustee causes certain assets of the Trust Estate, as the Trustee has covenanted to do in the Pooling and Servicing Agreement, to be treated as a "real estate mortgage investment conduit" ("REMIC"), as such term is defined in the Internal Revenue Code of 1986, as amended (the "Code"), and (b) the parties to the Pooling and Servicing Agreement comply with the terms thereof, the Lower-Tier REMIC and the Upper-Tier REMIC will be treated as a REMIC, each Class of the Offered Certificates, the Class C-IO Certificates, the Class S Certificates and the Class D Certificates will be treated as the "regular interests" in the Upper-Tier REMIC and the Class R Certificates will be treated as the sole "residual interest" in the Upper-Tier REMIC and each Lower-Tier Interest will be treated as the "regular interests" in the Lower-Tier REMIC and the Lower-Tier REMIC Residual Class will be the sole "residual interest" in the Lower-Tier REMIC. Neither the Trust nor certain assets and accounts are subject to tax upon its income or assets by any taxing authority of the State of New York or the City of New York.

                  9. Assuming that the Class A-7 Certificates, the Class A-8 Certificates and the Class M-1A Certificates are rated at the time of issuance in one of the two highest rating categories by a nationally recognized statistical rating organization, such Certificates at such time will be a "mortgage related security" as such term is defined in
         Section 3(a)(41) of the Securities Exchange Act of 1934, as amended.

                  10. To the best of such counsel's knowledge, there are no actions, proceedings or investigations pending that would adversely affect the status of the Lower-Tier REMIC and the Upper-Tier REMIC as a REMIC.

                  11. As a consequence of the qualification of the Upper-Tier REMIC as a REMIC, the Offered Certificates will be treated as "regular . . . interest(s) in a REMIC" under Section 7701(a)(19)(C) of the Code and "real estate assets" under Section 856(c) of the Code in the same proportion that the assets in the Trust consist of qualifying assets under such Sections. In addition, as a consequence of the qualification of the Upper-Tier REMIC and the Lower-Tier REMIC as a REMIC, interest on the Offered Certificates will be treated as "interest on obligations secured by mortgages on real property" under Section 856(c) of the Code to the extent that such Offered Certificates are treated as "real estate assets" under Section 856(c) of the Code.

                  12. The Certificates will, when issued, conform to the description thereof contained in the Prospectus.

         Such counsel shall also have furnished to the Underwriters a written statement, addressed to the Underwriters and dated the Closing Date, in form and substance satisfactory to the Underwriters to the effect that no facts have come to the attention of such counsel which lead them to believe that: (a) the Registration Statement, at the time such Registration Statement became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading (except as to financial or statistical data contained in the Registration Statement); (b) the Prospectus, as of its date and as of the Closing Date, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; (c) any document incorporated by reference in the Prospectus or any further amendment or supplement to any such incorporated document made by the Depositor prior to the Closing Date (other than any document filed at the request of an Underwriter to the extent such document relates to Computational Materials) contained, as of the time it became effective or was filed with the Commission, as the case may be, an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or (d) the Information Circular, as of its date and as of the Closing Date, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

         E. The Underwriters shall have received the favorable opinion, dated the Closing Date, of Arter & Hadden LLP, special counsel to the Depositor, addressed to the Depositor and satisfactory to Moody's, Fitch and the Underwriters, with respect to certain matters relating to the transfer of the Mortgage Loans to the Depositor and from the Depositor to the Trust, and such counsel shall have consented to reliance on such opinion by Moody's, Fitch and the Underwriters as though such opinion had been addressed to each such party.

         F. General Counsel for the Servicer, shall have furnished to the Underwriters a written opinion, as counsel to the Servicer, addressed to the Underwriters and the Depositor and dated the Closing Date, in form and substance satisfactory to the Underwriters, to the effect that:

                  1. The Servicer is validly existing in good standing as a corporation under the laws of its state of incorporation.

                  2. The Servicer has full corporate power and authority to serve in the capacity of servicer of the Mortgage Loans as contemplated in the Pooling and Servicing Agreement.

                  3. The Pooling and Servicing Agreement has been duly authorized, executed and delivered by the Servicer, and, assuming the due authorization, execution and delivery of such agreement by the other parties thereto, constitutes the legal, valid and binding agreement of the Servicer, enforceable against the Servicer in accordance with its terms, subject as to enforceability to (x) bankruptcy, insolvency, reorganization, moratorium, receivership or other similar laws now or hereafter in effect relating to creditors' rights generally and (y) the qualification that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion, with respect to such remedies, of the court before which any proceedings with respect thereto may be brought.

                  4. No consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body having jurisdiction over the Servicer is required for the consummation by the Servicer of the transactions contemplated by the Pooling and Servicing Agreement, except such consents, approvals, authorizations, registrations and qualifications as have been obtained.

                  5. The execution, delivery or performance by the Servicer of the Pooling and Servicing Agreement and the transactions contemplated thereby do not (A) conflict with or result in a breach of, or constitute a default under, (i) any term or provision of the certificate of incorporation or by-laws of the Servicer; (ii) any term or provision of any material agreement, deed of trust, mortgage loan agreement, contract, instrument or indenture, or other agreement to which the Servicer is a party or is bound or to which any of the property or assets of the Servicer or any of its subsidiaries is subject; (iii) to the best of such counsel's knowledge without independent investigation any order, judgment, writ, injunction or decree of any court or governmental authority having jurisdiction over the Servicer; or (iv) any law, rule or regulations applicable to the Servicer; or (B) to the best of such counsel's knowledge without independent investigation, results in the creation or imposition of any lien, charge or encumbrance upon the Trust Estate or upon the Certificates.

                  6. There are no actions, proceedings or investigations pending or, to the best of such counsel's knowledge without independent investigation, threatened against the Servicer before any court, administrative agency or other tribunal (a) asserting the invalidity of the Pooling and Servicing Agreement or the Certificates, (b) seeking to prevent the consummation of any of the transactions contemplated by the Pooling and Servicing Agreement or (c) which would materially and adversely affect the performance by the Servicer of its obligations under, or the validity or enforceability of, the Pooling and Servicing Agreement.

         G. Counsel for the Depositor, the Seller, the Master Servicer and the Special Servicer (which may be in-house counsel) shall have furnished to the Underwriters such counsel's written opinion, addressed to the Underwriters and dated the Closing Date, in form and substance satisfactory to the Underwriters, to the effect that:

                  1. The Depositor has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware and is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which its ownership or lease of property or the conduct of its business requires such qualification (except where any such failure would not have a material adverse effect on the Depositor's ability to perform its obligations under the Depositor Agreements) and has all power and authority necessary to own or hold its properties and to conduct the business in which it is engaged and to enter into and perform its obligations under the Depositor Agreements, and to cause the Certificates to be issued.

                  2. The Depositor is not in violation of its articles of incorporation or by-laws or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Depositor is a party or by which it or its properties may be bound, which default might result in any material adverse change in the financial condition of the Depositor or which might materially and adversely affect the properties or assets, taken as a whole, of the Depositor.

                  3. The Depositor Agreements have been duly authorized, executed and delivered by the Depositor and, assuming the due authorization, execution and delivery of such agreements by the other parties thereto, such agreements constitute valid and binding obligations, enforceable against the Depositor in accordance with their respective terms, subject as to enforceability to (x) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, (y) general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law) and (z) with respect to rights of indemnity under this Agreement, limitations of public policy under applicable securities laws.

                  4. The execution, delivery and performance of the Depositor Agreements by the Depositor, the consummation of the transactions contemplated hereby and thereby, and the issuance and delivery of the Certificates (i) do not and will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Depositor is a party or by which the Depositor is bound or to which any of the property or assets of the Depositor or any of its subsidiaries is subject, which breach or violation would have a material adverse effect on the business, operations or financial condition of the Depositor, (ii) nor will such actions result in a violation of the provisions of the articles of incorporation or by-laws of the Depositor, which breach or violation would have a material adverse effect on the business, operations or financial condition of the Depositor (or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Depositor or any of its properties or assets) and (iii) nor will such actions result in the creation or imposition of any lien, charge or encumbrance upon the Trust Estate or upon the Certificates, except as otherwise contemplated by the Pooling and Servicing Agreement.

                  5. The direction by the Depositor to the Trustee to execute, issue, authenticate and deliver the Certificates has been duly authorized by the Depositor and, assuming that the Trustee has been duly authorized to do so, when executed, authenticated and delivered by the Trustee in accordance with the Pooling and Servicing Agreement, the Certificates will be validly issued and outstanding and will be entitled to the benefits of the Pooling and Servicing Agreement.

                  6. No consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body of the United States is required for the issuance of the Certificates, and the sale of the Offered Certificates to the Underwriters, or the consummation by the Depositor of the other transactions contemplated by the Depositor Agreements, except such consents, approvals, authorizations, registrations or qualifications as may be required under the 1933 Act or state securities or Blue Sky laws in connection with the purchase and distribution of the Offered Certificates by the Underwriters or as have been previously obtained.

                  7. There are no actions, proceedings or investigations pending with respect to which the Depositor has received service of process before or, to the best of such counsel's knowledge, without independent investigation, threatened by any court, administrative agency or other tribunal to which the Depositor is a party or of which any of its properties is the subject: (a) which if determined adversely to the Depositor would have a material adverse effect on the business, results of operations or financial condition of the Depositor; (b) asserting the invalidity of the Pooling and Servicing Agreement or the Certificates; (c) seeking to prevent the issuance of the Certificates or the consummation by the Depositor of any of the transactions contemplated by the Depositor Agreements; or (d) which might materially and adversely affect the performance by the Depositor of its obligations under, or the validity or enforceability of, the Depositor Agreements or the Certificates.

                  8. The Certificates have been duly and validly authorized and issued, and, immediately prior to the sale of the Offered Certificates to the Underwriters, such Certificates are owned by the Depositor, free and clear of all Liens.

                  9. The Seller has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware and is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which its ownership or lease of property or the conduct of its business requires such qualification, and has all power and authority necessary to own or hold its properties and to conduct the business in which it is engaged and to enter into and perform its obligations under the Pooling and Servicing Agreement, and the Guaranty dated September 29, 1998 (collectively, the "Seller Agreements").

                  10. The Seller is not in violation of its articles of incorporation or by-laws or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Seller is a party or by which it or its properties may be bound, which default might result in any material adverse changes in the financial condition, earnings, affairs or business of the Seller or which might materially and adversely affect the properties or assets, taken as a whole, of the Seller.

                  11. The Seller Agreements have been duly authorized, executed and delivered by the Seller and, assuming the due authorization, execution and delivery of such agreements by the parties thereto other than the Seller, such agreements will constitute valid and binding obligations, enforceable against the Seller in accordance with their respective terms, subject as to enforceability to (x) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally (y) general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

                  12. The execution, delivery and performance of the Seller Agreements by the Seller and the consummation of the transactions contemplated thereby do not and will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Seller is a party or by which the Seller is bound or to which any of the property or assets of the Seller or any of its subsidiaries is subject, which breach or violation would have a material adverse effect on the business, operations or financial condition of the Seller, nor will such actions result in a violation of the provisions of the articles of incorporation or by-laws of the Seller or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Seller or any of its properties or assets, which breach or violation would have a material adverse effect on the business, operations or financial condition of the Seller.

                  13. There are no actions, proceedings or investigations pending with respect to which the Seller has received service of process before or, to the best of such counsel's knowledge, without independent investigation, threatened by any court, administrative agency or other tribunal to which the Seller is a party or of which any of its properties is the subject: (a) which if determined adversely to the Seller would have a material adverse effect on the business, results of operations or financial condition of the Seller; (b) asserting the invalidity of the Pooling and Servicing Agreement or the Certificates; (c) seeking to prevent the issuance of the Certificates or the consummation by the Seller of any of the transactions contemplated by the Seller Agreements; or (d) which might materially and adversely affect the performance by the Seller of its obligations under, or the validity or enforceability of, the Pooling and Servicing Agreement or the Certificates.

                  14. The Master Servicer has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware and is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which its ownership or lease of property or the conduct of its business requires such qualification, and has all power and authority necessary to own or hold its properties and to conduct the business in which it is engaged and to enter into and perform its obligations under the Pooling and Servicing Agreement.

                  15. The Master Servicer is not in violation of its articles of incorporation or by-laws or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Master Servicer is a party or by which it or its properties may be bound, which default might result in any material adverse changes in the financial condition, earnings, affairs or business of the Master Servicer or which might materially and adversely affect the properties or assets, taken as a whole, of the Master Servicer.

                  16. The Pooling and Servicing Agreement has been duly authorized, executed and delivered by the Master Servicer and, assuming the due authorization, execution and delivery of such agreement by the parties thereto other than the Master Servicer, such agreements will constitute valid and binding obligations, enforceable against the Master Servicer in accordance with their respective terms, subject as to enforceability to (x) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally (y) general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

                  17. The execution, delivery and performance of the Pooling and Servicing Agreement by the Master Servicer and the consummation of the transactions contemplated thereby do not and will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Master Servicer is a party or by which the Master Servicer is bound or to which any of the property or assets of the Master Servicer or any of its subsidiaries is subject, which breach or violation would have a material adverse effect on the business, operations or financial condition of the Master Servicer, nor will such actions result in a violation of the provisions of the articles of incorporation or by-laws of the Master Servicer or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Master Servicer or any of its properties or assets, which breach or violation would have a material adverse effect on the business, operations or financial condition of the Master Servicer.

                  18. There are no actions, proceedings or investigations pending with respect to which the Master Servicer has received service of process before or, to the best of such counsel's knowledge, without independent investigation, threatened by any court, administrative agency or other tribunal to which the Master Servicer is a party or of which any of its properties is the subject: (a) which if determined adversely to the Master Servicer would have a material adverse effect on the business, results of operations or financial condition of the Master Servicer; (b) asserting the invalidity of the Pooling and Servicing Agreement or the Certificates; (c) seeking to prevent the issuance of the Certificates or the consummation by the Master Servicer of any of the transactions contemplated by the Pooling and Servicing Agreement or this Agreement, as the case may be; or (d) which might materially and adversely affect the performance by the Master Servicer of its obligations under, or the validity or enforceability of, the Pooling and Servicing Agreement or the Certificates.

         H. The Underwriters shall have received the favorable opinion of Timothy J. Carlin, Senior Counsel for the Trustee or of Hunton & Williams, counsel to the Trustee, dated the Closing Date, addressed to the Underwriters and in form and scope satisfactory to counsel to the Underwriters, to the effect that:

                  1. The Trustee is a national banking association duly incorporated and validly existing under the laws of the United States of America.

                  2. The Trustee has the full corporate trust power to execute, deliver and perform its obligations under the Pooling and Servicing Agreement.

                  3. The execution and delivery by the Trustee of the Pooling and Servicing Agreement and the performance by the Trustee of its obligations under the Pooling and Servicing Agreement have been duly authorized by all necessary corporate action of the Trustee.

                  4. The Pooling and Servicing Agreement is a valid and legally binding obligation of the Trustee enforceable against the Trustee.

                  5. The execution and delivery by the Trustee of the Pooling and Servicing Agreement does not (a) violate the organization certificate of the Trustee or the By-laws of the Trustee, (b) to such counsel's knowledge, violate any judgment, decree or order of United States federal court or United States federal governmental authority by which the Trustee is bound or (c) assuming the non-existence of any judgment, decree or order of any court or other governmental authority that would be violated by such execution and delivery, violate United States federal statute, rule or regulation or require any consent, approval or authorization of United States federal court or United States federal governmental authority.

                  6. The Certificates have been duly authenticated, executed and delivered by the Trustee.

                  7. If the Trustee were acting in the stead of the Servicer under the Pooling and Servicing Agreement as of the date of such opinion, the Trustee would have the full corporate trust power to perform the obligations of the Servicer under the Pooling and Servicing Agreement.

                  8. To the best of such counsel's knowledge, there are no actions, proceedings or investigations pending or threatened against or affecting the Trustee before or by any court, arbitrator, administrative agency or other governmental authority which, if decided adversely to the Trustee, would materially and adversely affect the ability of the Trustee to carry out the transactions contemplated in the Pooling and Servicing Agreement.

         I. The Underwriters shall have received the favorable opinion or opinions, dated the date of the Closing Date, of counsel for the Underwriters, with respect to the issue and sale of the Offered Certificates, this Agreement, the Prospectus and such other related matters as the Underwriters may reasonably require.

         J. The Depositor shall have furnished to the Underwriters a certificate, dated the Closing Date and signed by the Chairman of the Board, the President or a Vice President of the Depositor to the extent that the signer of such certificate has carefully examined the Registration Statement (excluding any documents incorporated therein by reference) and the Depositor Agreements and that, to the best of his or her knowledge based upon reasonable investigation:

                  1. The representations and warranties of the Depositor in the Depositor Agreements and all related agreements are true and correct as of the Closing Date; and the Depositor has complied with all agreements and satisfied all the conditions on its part which are to have been complied with on or prior to the Closing Date.

                  2. There has been no amendment or other document filed affecting the certificate of incorporation or bylaws of the Depositor since November 9, 1995 and no such amendment has been authorized. No event has occurred since September 1, 1998, which has affected the good standing of the Depositor under the laws of the State of Delaware.

                  3. There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Depositor from June 30, 1998.

                  4. There are no actions, suits or proceedings pending with respect to which it has received service of process or, to the best of such officer's knowledge, threatened against or affecting the Depositor which if adversely determined, individually or in the aggregate, would be reasonably likely to adversely affect the Depositor's obligations under the Depositor Agreements in any material way; and no merger, liquidation, dissolution or bankruptcy of the Depositor is pending or contemplated.

         K. The Trustee shall have furnished to the Underwriters a certificate of the Trustee, signed by one or more duly authorized officers of the Trustee, dated the Closing Date, as to the due authorization, execution and delivery of the Pooling and Servicing Agreement by the Trustee and the acceptance by the Trustee of the trusts created thereby and the due execution, authentication and delivery of the Certificates by the Trustee thereunder and such other matters as the Representative shall reasonably request.

         L. The Class A Certificates shall have been rated "Aaa" by Moody's and "AAA" by Fitch. The Class M-1, Class M-2 and Class B-1 Certificates shall have been rated "Aa2," "A2" and "Baa3," respectively, by Moody's and "AA," "A" and at least "BBB," respectively, by Fitch.

         M. The Depositor shall have furnished to the Underwriters such further information, certificates and documents as the Underwriters may reasonably have requested not less than three full Business Days prior to the Closing Date.

         N. Prior to the Closing Date, counsel for the Underwriters shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Certificates as herein contemplated and related proceedings or in order to evidence the accuracy and completeness of any of the representations and warranties, or the fulfillment of any of the conditions, herein contained, and all proceedings taken by the Depositor in connection with the issuance and sale of the Certificates as herein contemplated shall be satisfactory in form and substance to the Underwriters and counsel for the Underwriters.

         O. Subsequent to the execution and delivery of this Agreement, none of the following shall have occurred: (i) trading in securities generally on the New York Stock Exchange, the American Stock Exchange or the over-the counter market shall have been suspended or minimum prices shall have been established on either of such exchanges or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction;
(ii) a banking moratorium shall have been declared by federal or state authorities; (iii) the United States shall have become engaged in hostilities, there shall have been an escalation of hostilities involving the United States or there shall have been a declaration of a national emergency or war by the United States; or (iv) there shall have occurred such a material adverse change in general economic, political or financial conditions (or the effect of international conditions on the financial markets of the United States shall be such) as to make it in each of the instances set forth in clauses (i), (ii),
(iii) and (iv) herein, in the reasonable judgment of the Representative, impractical or inadvisable to proceed with the public offering or delivery of the Certificates on the terms and in the manner contemplated in the Prospectus.

         P. The Representative shall have received a letter from Deloitte & Touche, LLP, dated on or before the Closing Date, in form and substance satisfactory to the Representative and special counsel for the Underwriters, addressed to each of the Underwriters to the effect that they have performed certain specified procedures requested by the Representative with respect to the information set forth in the Prospectus and certain matters relating to the Depositor.

         Q. The Representative and special counsel for the Underwriters shall have received copies of any opinions of counsel supplied to the rating organizations relating to any matters with respect to the Certificates. Any such opinions shall be dated the Closing Date and addressed to each of the Underwriters or accompanied by reliance letters to the Representative or shall state that each of the Underwriters may rely upon them.

         R. There has not occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations, since June 30, 1998, of the Depositor and its subsidiaries, that is in the Representative's judgment material and adverse and that makes it in the Representative's judgment impracticable to market the Offered Certificates on the terms and in the manner contemplated in the Prospectus.

         S. Freddie Mac and the Depositor shall have consummated the transactions contemplated by the Purchase Agreement, and the Depositor shall have performed all of its obligations thereunder that were to have been performed by the Closing Date specified therein.

         T. The Depository Agreement, dated as of October 24, 1990 as amended (the "Depository Agreement") between Freddie Mac and the Depositor shall have been duly authorized, executed and delivered, the Giant Participation Certificates and Other Pass-Through Participation Certificates Agreement, dated as of January 1, 1997, and the Terms Supplement, dated as of September 29, 1998 (together, the "Pass-Through Agreement") shall have been duly authorized, adopted and executed, and each of the foregoing shall be in full force and effect.

         U. At or prior to the Closing, the Representative shall have received the following documents, in each satisfactory in form and substance to the Representative and to counsel for the Underwriters:

                  1. Copies of all resolutions and certificates of Freddie Mac relating to the authorization, creation and sale of the Structured Pass-Through Certificates ("SPCs") duly certified by appropriate officials of Freddie Mac, together with copies of the Depository Agreement and the Pass-Through Agreement.

                  2. A copy of the Freddie Mac Act and Bylaws of Freddie Mac as of the Closing Date, certified by the Secretary or Assistant Secretary of Freddie Mac.

                  3. A certificate, dated the Closing Date, of the Vice President--Structured Finance or the Director--Structured Finance of Freddie Mac to the effect that, (a) to the best knowledge of such official, (i) the representations and warranties of Freddie Mac contained in the Underwriting Agreement between Freddie Mac and the Underwriters are true and correct on and as of the Closing Date as if such representations and warranties had been made on and as of the Closing Date, (ii) Freddie Mac has complied with all the terms of the Pass-Through Agreement and the Depository Agreement to be complied with by it prior to or concurrently with the Closing and (b)(i) the Assets underlying the SPCs have been, as of the Closing Date, identified to each Pass-Through Pool on the books and records of Freddie Mac (ii) no other property of Freddie Mac has been identified to each such Pass-Through Pool and (iii) Freddie Mac has been identified as the holder of each of the Assets included in each such Pass-Through Pool.

                  4. An opinion, dated the Closing Date, addressed to Freddie Mac and the Underwriters, of Maud Mater, Esq., Executive Vice President--General Counsel and Secretary of Freddie Mac, reasonably satisfactory to the Representative.

                  5. An opinion, dated the Closing Date, addressed to the Underwriters, of Dewey Ballantine LLP, counsel to the Underwriters, with respect to the creation and sale of the

         SPCs, the Offering Circular relating to the SPCs (the "Offering Circular) and other related matters as the Representative may reasonably request.

         V. In addition, Deloitte & Touche LLP shall have provide to the Representative and Freddie Mac at the time of delivery of the Offering Circular to the Representative, a letter, dated the date of this Underwriting Agreement in form and substance satisfactory to the Representative, with respect to certain information provided by Freddie Mac and contained in the Offering Circular concerning the SPCs, and, at the Closing, a letter, dated the Closing Date, in form and substance satisfactory to the Representative, with respect to the calculation of certain other information concerning the SPCs.

         W. Subsequent to the respective dates as of which information is given in the Offering Circular, there shall not have been any change or any development involving a prospective change in or affecting the business, financial condition or properties of Freddie Mac which change or development is, in the reasonable opinion of the Representative, so material and adverse as to make it impracticable or inadvisable to proceed with the offering.

         X. The executed copies of the Pass-Through Agreement as authorized, adopted and executed by Freddie Mac shall have been delivered to the Representative or their counsel.

         Y. Freddie Mac shall not have been required to prepare an amendment or supplement to the Offering Circular, which amendment supplement addresses matters that are, in the reasonable opinion of the Representative, so material and adverse as to make it impracticable to proceed with the offering and sale of the SPCs as contemplated by Freddie Mac and the Representative in preparing the Offering Circular. It is understood and agreed that Freddie Mac and the Underwriter shall endeavor in good faith to revise the terms of the SPCs in order to avoid the adverse effects of the matters addressed by such amendment or supplement, provided that such revisions shall not have a material and adverse effect on the offering and sale of the SPCs, in the aggregate, or on any Class of SPCs other than the Class or Classes that were materially and adversely affected by the matters addressed in the amendment or supplement referred to in the preceding sentence.

         If any condition specified in this Section VI shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Underwriters by notice to the Depositor at any time at or prior to the Closing Date, and such termination shall be without liability of any party to any other party except as provided in Section VII.

         All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

         SECTION VII. Payment of Expenses. If the transaction closes, or if the transaction fails to close other than as a result of a failure of the Underwriters to perform hereunder, the Depositor, agrees to pay: (a) the costs incident to the authorization, issuance, sale and delivery of the Certificates and any taxes payable in connection therewith; (b) the costs incident to the preparation, printing and filing under the Securities Act of the Registration Statement and any amendments and exhibits thereto (including the Prospectus);
(c) the costs of
distributing the Registration Statement as originally filed and each amendment thereto and any post-effective amendments thereof (including, in each case, exhibits), the Prospectus and any amendment or supplement to the Prospectus or any document incorporated by reference therein, all as provided in this Agreement; (d) the costs and expenses of printing and distributing the Information Circular; (e) the costs of reproducing and distributing this Agreement; (f) the fees and expenses of qualifying the Certificates under the securities laws of the several jurisdictions as provided in Section V(G) hereof and of preparing, printing and distributing a Blue Sky Memorandum and a Legal Investment Survey (including related fees and expenses of counsel to the Representative); (g) any fees charged by securities rating services for rating the Offered Certificates; (h) the cost of the accountant's letter relating to the Prospectus except for expenses relating to the accountant's audit of the loan files; and (i) all other costs and expenses incident to the performance of the obligations of the Depositor (including costs and expenses of its counsel); provided that, except as provided in this Section VII, the Underwriters shall pay their own costs and expenses, including the costs and expenses of their counsel, any transfer taxes on the Offered Certificates which they may sell and the expenses of advertising any offering of the Offered Certificates made by the Underwriters, and the Underwriters shall pay the cost of any accountant's comfort letters which such Underwriters choose to request relating to any Computational Materials (as defined herein).

         If this Agreement is terminated by the Underwriters in accordance with the provisions of Section VI or Section XI, whether or not the transactions contemplated hereunder are consummated, the Depositor shall cause the Underwriters to be reimbursed for all reasonable out-of-pocket expenses except that the Depositor shall not be obligated under this Agreement to reimburse such Underwriter for reasonable out-of-pocket expenses, excluding fees and disbursements of counsel for such Underwriter, if this Agreement is terminated by any Underwriter in accordance with Section VI.O herein.

         SECTION VIII. Indemnification and Contribution. A. The Depositor agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 12 of the Exchange Act from and against any and all loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of the Offered Certificates), to which such Underwriter or any such controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereof or supplement thereto, (ii) the omission or alleged omission to state in the Registration Statement a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) any untrue statement or alleged untrue statement of a material fact contained in the Prospectus, or any amendment thereof or supplement thereto, or (iv) the omission or alleged omission to state in the Prospectus a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (v) any untrue statement or alleged untrue statement of a material fact contained in the Information Circular, or any amendment thereof or supplement thereto, (vi) the omission or alleged omission to state in the Information Circular a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading or
(vii) any untrue statement of a
material fact in the computational materials used by the Underwriters in marketing the Freddie Mac Structured Pass-Through Certificates, Series T-014 which is a result of Seller Provided Information which is not accurate and complete in all material respects and shall reimburse such Underwriter and each such controlling person promptly upon demand for any legal or other expenses reasonably incurred by such Underwriter or such controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Depositor shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in the Prospectus, or any amendment thereof or supplement thereto, or the Registration Statement, or any amendment thereof or supplement thereto, or the Information Statement, or any amendment thereof or supplement thereto, in reliance upon and in conformity with written information furnished to the Depositor by or on behalf of such Underwriter specifically for inclusion therein (except to the extent that any untrue statement or alleged untrue statement or omission or alleged omission is a result of Seller Provided Information which is not accurate and complete in all material respects). The foregoing indemnity agreement is in addition to any liability which the Depositor may otherwise have to any Underwriter or any controlling person of any of such Underwriter.

         B. Each Underwriter severally agrees to indemnify and hold harmless the Depositor, each of its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Depositor within the meaning of Section 15 of the Securities Act or Section 12 of the Exchange Act against any and all loss, claim, damage or liability, or any action in respect thereof, to which the Depositor or any such director, officer or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Prospectus, or any amendment thereof or supplement thereto, or (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements in the Prospectus, when considered in conjunction with the Prospectus, and in the light of the circumstances under which they were made, not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Depositor by or on behalf of such Underwriter specifically for inclusion therein, and shall reimburse the Depositor and any such director, officer or controlling person for any legal or other expenses reasonably incurred by the Depositor or any director, officer or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred, provided, however, that no Underwriter shall be liable to the extent that such untrue statements or alleged untrue statement or omission or alleged omission is a result of Seller Provided Information that is not accurate and complete in all material respects. The foregoing indemnity agreement is in addition to any liability which any Underwriter may otherwise have to the Depositor or any such director, officer or controlling person.

         C. Promptly after receipt by any indemnified party under this Section VIII of notice of any claim or the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against any indemnifying party under this Section VIII, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify an indemnifying party shall not relieve it from any liability which it may have under this Section VIII except to the extent it has been materially prejudiced by such failure and, provided further, that the failure to notify any indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under this
Section VIII.

         If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, except to the extent provided in the next following paragraph, the indemnifying party shall not be liable to the indemnified party under this Section VIII for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation.

         Any indemnified party shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless: (i) the employment thereof has been specifically authorized by the indemnifying party in writing; (ii) such indemnified party shall have been advised by such counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party and in the reasonable judgment of such counsel it is advisable for such indemnified party to employ separate counsel; or (iii) the indemnifying party has failed to assume the defense of such action and employ counsel reasonably satisfactory to the indemnified party, in which case, if such indemnified party notifies the indemnifying party in writing that it elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party, it being understood, however, the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to one local counsel per jurisdiction) at any time for all such indemnified parties, which firm shall be designated in writing by the related Underwriter, if the indemnified parties under this Section VIII consist of one or more Underwriters or any of its or their controlling persons, or the Depositor, if the indemnified parties under this Section VIII consist of the Depositor or any of the Depositor's directors, officers or controlling persons.

         Each indemnified party, as a condition of the indemnity agreements contained in Section VIII.A and B, shall use its best efforts to cooperate with the indemnifying party in the defense of any such action or claim. No indemnifying party shall be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with its written consent or if there be a final judgment for the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.

         Notwithstanding the foregoing paragraph, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

         D. Each Underwriter severally and not jointly agrees to indemnify and hold harmless the Depositor, each of the Depositor's officers and directors and each person who controls the Depositor within the meaning of Section 15 of the Securities Act and Section 12 of the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement of a material fact contained in the Computational Materials provided by such Underwriter, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, when considered in conjunction with the Prospectus, and in the light of the circumstances under which they were made, not misleading, and agrees to reimburse each such indemnified party for any legal or other expenses reasonably incurred by him, her or it in connection with investigating or defending or preparing to defend any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that no Underwriter shall be liable to the extent that such untrue statements or alleged untrue statement or omission or alleged omission is a result of Seller Provided Information that is not accurate and complete in all material respects. The obligations of an Underwriter under this Section VIII.D shall be in addition to any liability which such Underwriter may otherwise have.

         The procedures set forth in Section VIII.C shall be equally applicable to this Section VIII.D.

         E. If the indemnification provided for in this Section VIII shall for any reason be unavailable to or insufficient to hold harmless an indemnified party under Section VIII.A, B or D in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Depositor on the one hand and the related Underwriters on the other from the offering of the related Offered Certificates or (ii) if the allocation provided by clause (i) above is not permitted by applicable law or if the indemnified party failed to give the notice required under Section VIII.C, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Depositor on the one hand and the related Underwriter on the other with respect to the statements or omissions which resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations.

         The relative benefits of an Underwriter and the Depositor shall be deemed to be in such proportion as the total net proceeds from the offering (before deducting expenses) received by the Depositor bear to the total underwriting discounts and commissions received by the related Underwriter from time to time in negotiated sales of the related Offered Certificates.

         The relative fault of an Underwriter and the Depositor shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied or prepared by the Depositor or by such Underwriter, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission and other equitable considerations.

         The Depositor and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section VIII.E were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purposes) or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section VIII.E shall be deemed to include, for purposes of this Section VIII.E, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.

         For purposes of this Section VIII, in no case shall any Underwriter (except with respect to any document (other than the Computational Materials) incorporated by reference into the Registration Statement or Prospectus at the request of such Underwriter and except as may be provided in any agreement among the Underwriters relating to the offering of the Offered Certificates) be responsible for any amount in excess of (x) the amount received by such Underwriter in connection with its resale of the Offered Certificates over (y) the amount paid by such Underwriter to the Depositor for the Offered Certificates by such Underwriter hereunder. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

         The Depositor and each Underwriter expressly waive, and agree not to assert, any defense to their respective indemnification and contribution obligations under this Section VIII which they might otherwise assert based upon any claim that such obligations are unenforceable under federal or state securities laws or by reason of public policy.

         "Seller-Provided Information" means any computer tape (or other information) furnished to any Underwriter by the Seller concerning the assets comprising the Trust.

         SECTION IX. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement or contained in agreements delivered pursuant hereto or certificates of officers of the Depositor submitted pursuant hereto shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the Underwriters or controlling persons thereof, or by or on behalf of the Depositor and shall survive delivery of any Offered Certificates to the Underwriters.

         SECTION X. Default by One or More of the Underwriters. If one or more of the Underwriters participating in the public offering of the Offered Certificates shall fail at the Closing Date to purchase the Offered Certificates which it is (or they are) obligated to purchase hereunder (the "Defaulted Certificates"), then the non-defaulting Underwriters shall have the right, within 48 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Certificates in such amounts as may be agreed upon and upon the terms herein set forth (as used in this Agreement, the term "Underwriter" includes any underwriter substituted for an Underwriter under this
Section X). If, however, the Underwriters have not completed such arrangements within such 48-hour period, then:

                  (i) if the aggregate original principal amount of Defaulted Certificates does not exceed 10% of the aggregate original principal amount of the Offered Certificates to be purchased pursuant to this Agreement, the non-defaulting Underwriters named in this Agreement shall be obligated to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all such non-defaulting Underwriters, or

                  (ii) if the aggregate original principal amount of Defaulted Certificates exceeds 10% of the aggregate original principal amount of the Offered Certificates to be purchased pursuant to this Agreement, this Agreement shall terminate, without any liability on the part of any non-defaulting Underwriters.

         No action taken pursuant to this Section X shall relieve any defaulting Underwriter from the liability with respect to any default of such Underwriter under this Agreement.

         In the event of a default by any Underwriter as set forth in this
Section X, each of the Underwriters and the Depositor shall have the right to postpone the Closing Date for a period not exceeding seven Business Days in order that any required changes in the Registration Statement or Prospectus or in any other documents or arrangements may be effected.

         SECTION XI. Termination of Agreement. The Underwriters may terminate this Agreement immediately upon notice to the Depositor, at any time at or prior to the Closing Date if any of the events or conditions described in Section VI.O of this Agreement shall occur and be continuing. In the event of any such termination, the provisions of Section VII, the indemnity agreement set forth in
Section VIII, and the provisions of Sections IX and XIV shall remain in effect.

         SECTION XII. Notices. All statements, requests, notices and agreements hereunder shall be in writing, and:

         A. if to the Underwriters, shall be delivered or sent by mail, telex or facsimile transmission to the Representative at its address set forth above;

         B. if to the Depositor, shall be delivered or sent by overnight mail or facsimile transmission to 700 North Pearl Street, Suite 2400, LB #342, Dallas, TX 75201-7424, Attn.: General Counsel, Fax No. 214-953-7757.

         SECTION XIII. Persons Entitled to the Benefit of this Agreement. This Agreement shall inure to the benefit of and be binding upon the Underwriters and the Depositor, and their respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that the representations, warranties, indemnities and agreements contained in this Agreement shall also be deemed to be for the benefit of the person or persons, if any, who control any of the Underwriters within the meaning of Section 15 of the Securities Act, and for the benefit of directors of the Depositor, officers of the Depositor who have signed the Registration Statement and any person controlling the Depositor within the meaning of Section 15 of the Securities Act. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section XIII, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

         SECTION XIV. Survival. The respective indemnities, representations, warranties and agreements of the Depositor and the Underwriters contained in this Agreement, or made by or on behalf of them, respectively, pursuant to this Agreement, shall survive the delivery of and payment for the Certificates and shall remain in full force and effect, regardless of any investigation made by or on behalf of any of them or any person controlling any of them. The provisions of Sections V, VII and VIII hereof shall survive the termination or cancellation of this Agreement.

         SECTION XV. Governing Law; Submission to Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without giving effect to the conflict of law rules thereof.

         The parties hereto hereby submit to the jurisdiction of the United States District Court for the Southern District of New York and any court in the State of New York located in the City and County of New York, and appellate court from any thereof, in any action, suit or proceeding brought against it or in connection with this Agreement or any of the related documents or the transactions contemplated hereunder or for recognition or enforcement of any judgment, and the parties hereto hereby agree that all claims in respect of any such action or proceeding may be heard or determined in New York State court or, to the extent permitted by law, in such federal court.

         SECTION XVI. Counterparts. This Agreement may be executed in counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.

         SECTION XVII. Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

         SECTION XVIII. Amendments and Waivers. This Agreement may be amended, modified, altered or terminated, and any of its provisions waived, only in a writing signed on behalf of the Depositor and the Representative.

                            [Signature Page Follows]

         If the foregoing correctly sets forth the agreement between the Depositor and the Underwriters, please indicate your acceptance in the space provided for the purpose below.

                                                Very truly yours,

                                                AMRESCO RESIDENTIAL SECURITIES
                                                CORPORATION



                                                By: /s/ Janice M. Cott
                                                    --------------------------
                                                    Name:  Janice M. Cott
                                                    Title: Vice President


CONFIRMED AND ACCEPTED, as
of the date first above written:

MORGAN STANLEY & CO. INCORPORATED
Acting on its own behalf and as
Representative of the several
Underwriters referred to in the
foregoing Agreement



By: /s/ Paul Scialabba
    --------------------------
    Name:  Paul Scialabba
    Title: Vice President


                                   SCHEDULE A

                                    Class of
                                  Certificates        Initial Principal Amount    Purchase
Name of                         Purchased by the     of Certificates Purchased      Price
Underwriter                       Underwriters            by Underwriters         (% of Par)
-----------                     ----------------     -------------------------    ----------
Morgan Stanley & Co.                  A-7                 $139,638,525.00            99.75%
Incorporated                          A-8                   46,475,000.00            99.8248%
                                      M-1A                  18,086,250.00            99.70%
                                      M-2A                  15,752,750.00            99.60%
                                      B-1F                   2,061,800.00            99.37286%
                                      B-1A                  13,419,250.00            99.31%
                                                      -------------------
                                     TOTAL                $235,433,575.00
                                     -----

AMRESCO Securities, Inc.              A-7                  $21,482,850.00            99.75%%
                                      A-8                    7,150,000.00            99.8248%
                                      M-1A                   2,782,500.00            99.70%
                                      M-2A                   2,423,500.00            99.60%
                                      B-1F                     317,200.00            99.37286%
                                      B-1A                   2,064,500.00            99.31%
                                                      -------------------
                                     TOTAL                 $36,220,550.00
                                     -----

Bear Stearns & Co.                    A-7                  $42,965,700.00            99.75%
 Incorporated                         A-8                   14,300,000.00            99.8248%
                                      M-1A                   5,565,000.00            99.70%
                                      M-2A                   4,847,000.00            99.60%
                                      B-1F                     634,400.00            99.37286%
                                      B-1A                   4,129,000.00            99.31%
                                                      -------------------
                                     TOTAL                 $72,441,100.00
                                     -----

Credit Suisse First Boston            A-7                  $75,189,975.00            99.75%
  Corporation                         A-8                   25,025,000.00            99.8248%
                                      M-1A                   9,738,750.00            99.70%
                                      M-2A                   8,482,250.00            99.60%
                                      B-1F                   1,110,200.00            99.37286%
                                      B-1A                   7,225,750.00            99.31%
                                                      -------------------
                                     TOTAL                $126,771,925.00
                                     -----


                                    Class of
                                  Certificates        Initial Principal Amount    Purchase
Name of                         Purchased by the     of Certificates Purchased      Price
Underwriter                       Underwriters            by Underwriters         (% of Par)
-----------                     ----------------     -------------------------    ----------
Deutsche Bank                         A-7                  $75,189,975.00            99.75%
  Securities Inc.                     A-8                   25,025,000.00            99.8248%
                                      M-1A                   9,738,750.00            99.70%
                                      M-2A                   8,482,250.00            99.60%
                                      B-1F                   1,110,200.00            99.37286%
                                      B-1A                   7,225,750.00            99.31%
                                                      -------------------
                                     TOTAL:               $126,771,925.00
                                     -----

Prudential Securities                 A-7                  $75,189,975.00            99.75%
  Incorporated.                       A-8                   25,025,000.00            99.8248%
                                      M-1A                   9,738,750.00            99.70%
                                      M-2A                   8,482,250.00            99.60%
                                      B-1F                   1,110,200.00            99.37286%
                                      B-1A                   7,225,750.00            99.31%
                                                      -------------------
                                     TOTAL                $126,771,925.00
                                     -----